UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 1, 2008

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, CA  92688

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 5.02.  Appointment of Principal Officer; Compensatory Arrangement of Officer.

On December 1st, 2008, the Board of Directors of Liquidmetal Technologies, Inc. (the “Company”) approved the appointment of Tony Chung to serve as the Chief Financial Officer of the Company succeeding Gerald E. Morrow.

Mr. Chung, who is 38 years of age, previously served the Company in various capacities between May of 2004 and January of 2007 including as the Company’s Vice President of Finance, Vice President of Legal and Administration and Director of Finance.  Between November of 2004 and April of 2005, Mr. Chung was the Company’s principal financial officer.  He most recently served as the Chief Financial Officer at BETEK Corp, a real estate and investment subsidiary of SK Engineering and Construction, and as Chief Financial Officer of Solar City, a company providing advanced solar technology and installation services.  From September 1992 to May 2004, Mr. Chung served in a variety of senior finance capacities at various companies including Everdream Corporation, a startup venture specializing in IT outsourcing, and MAI Systems Corporation, a publicly traded company that developed and licensed hotel management software.  Mr. Chung is a Certified Public Accountant and served eight years at KPMG as an Audit and Consulting Manager for several large multinational companies.  He received his B.S. degree in Business Administration from The University of California at Berkeley, Haas School of Business in 1992.  Mr. Chung also holds a J.D. degree from Pacific Coast University School of Law which he received in June of 2006.

Mr. Chung will receive an initial base salary of $150,000 for serving as Chief Financial Officer of the Company. In connection with the commencement of his employment, Mr. Chung will be granted an option to purchase up to 200,000 shares of Company common stock under the Company’s 2002 Equity Incentive plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Larry E. Buffington
Larry E. Buffington,
President & Chief Executive Officer

Date:  December 8, 2008